Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into Registration Statement Form S-3 (SEC File Nos. 333-55498, 333-51234, 333-94357, 333-112607, and 333-121299) and Form S-8 (SEC File Nos. 333-76643, 333-34632, 333-51760, 333-101072, and 333-63244) of Insignia Solutions plc of our report dated June 27, 2005, relating to the financial statements of Mi4e Device Management AB, which appears in the Current Report on Form 8-K/A of Insignia Solutions plc dated March 16, 2005.

/s/   Öhrlings PricewaterhouseCoopers AB

June 30, 2005
Öhrlings PricewaterhouseCoopers AB
Stockholm, Sweden